UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2022

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665			61-1770902
Delaware	001-07541			13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

8501 Williams Road
	Estero,	Florida	33928
	239	301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock per value $0.01 per share	HTZ	Nasdaq Global Select Market
	Warrants to purchase Common Stock	HTZWW	Nasdaq Global Select Market
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

On December 5, 2022, Hertz Global Holdings, Inc. (“Hertz”) issued the press release furnished hereto as Exhibit 99.1, which is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing or other document filed by Hertz with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01    Other Events.

On December 2, 2022, The Hertz Corporation, on behalf of itself and its affiliates (collectively, the “Company”), entered into agreements with 364 individuals (the “Claimants”) to settle their outstanding claims (the “Claims”) against the Company regarding the filing of allegedly erroneous vehicle theft reports (the “Settlements”). The aggregate amount the Company will pay under the Settlements is approximately $168 million. The Company will make the payments during its fourth quarter of 2022. The Settlements and related payments are not expected to have a material impact on the Company’s capital allocation plans for the balance of 2022 or 2023.

The Company believes that a meaningful portion of the amount being paid for the Settlements will ultimately be recovered from its insurance carriers. In May 2022, the Company filed a complaint against several of its insurers seeking a determination that certain of its commercial general liability and directors' and officers’ liability insurance policies provide coverage for the Claims; that litigation is currently pending.

The Company has policies to help ensure the proper treatment of its customers and to protect itself against the theft of its services and assets. It has taken significant steps to modernize and update those policies.

Cautionary Note Regarding Forward-Looking Statements.

This report contains "forward-looking statements" within the meaning of the federal securities laws. Words such as "will," "expect," "believe," "seeking," "pending," and similar expressions identify forward-looking statements, which include but are not limited to statements related to the timing and impact on Hertz of the Settlement payments, the availability of insurance coverage, the effectiveness of Hertz’s policies relating to theft reporting, and any other statements regarding future expectations, beliefs, plans, objectives, future events or performance. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including risks related to the Settlement, insurance coverage and other factors identified in this cautionary note and in the risk factors of Hertz's Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 23, 2022 and any updates thereto in subsequent filings with the SEC including in Hertz's Quarterly Reports on Form 10-Q. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date hereof, and Hertz undertakes no obligation to update this information.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following document is furnished as an Exhibit to this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release of Hertz Global Holdings, Inc. dated December 5, 2022.
104.1	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

Date: December 5, 2022	By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	Executive Vice President, General Counsel and Secretary